UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 5, 2009

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 4, 2009, Anworth Mortgage Asset Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, JMP Securities LLC, RBC Capital Markets Corporation and Sterne, Agee & Leach, Inc. (collectively, the “Underwriters”) relating to the sale of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the granting to the Underwriters of an option to purchase up to an additional 1,200,000 shares of Common Stock to cover over-allotments. A copy of the Underwriting Agreement is attached hereto and incorporated herein by reference as Exhibit 1.1.

DLA Piper LLP (US), as special Maryland counsel to the Company, has issued its opinion with respect to the legality of the Shares issued pursuant to the Underwriting Agreement, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description
1.1	Underwriting Agreement, dated February 4, 2009 between the Company and the Underwriters

5.1	Opinion of DLA Piper LLP (US)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: February 5, 2009	By:	/s/ Thad M. Brown
	Name:	Thad M. Brown
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description
1.1	Underwriting Agreement, dated February 4 , 2009 between the Company and the Underwriters

5.1	Opinion of DLA Piper LLP (US)